For the semi-annual period ended 3/31/98
File number 811-08167

	SUB-ITEM 77 0

	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

I.

1.	Name of Issuer
        AMRESCO

2.	Date of Purchase
        2/23/98

3.	Number of Securities Purchased
     	23,200

4.	Dollar Amount of Purchase
        $696,000

5.	Price Per Unit
     	$30.00

6.	Name(s) of Underwriter(s) or Dealer(s)
	From whom Purchased:

	Credit Suisse First Boston
	Morgan Stanley Dean Witter
	Piper Jaffray, Inc.
	Prudential Securities Incorporated
	The Robinson-Humphrey Company